UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 12, 2005

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with our compensation program for non-employee directors, we pay a quarterly cash retainer of $3,750 to each non-employee director. Pursuant to our 2004 Equity Incentive Plan, five non-employee directors elected to receive the value of their quarterly retainers in the form of stock options having an exercise price per share equal to 50% of the average closing price of a share of our common stock as reported on the American Stock Exchange on the ten trading days preceding the date of grant. As a result of negative tax consequences for discounted stock option programs arising under recently enacted internal revenue service regulations, we agreed to cancel certain outstanding options in exchange for payment of the difference between the closing price of a share of our common stock as reported on the American Stock Exchange on December 9, 2005, and the exercise price of the applicable options. The aggregate amount to be paid to non-employee directors in connection with cancellation of the options is $75,544. In addition, the board of directors revised the non-employee director compensation program such that directors may no longer elect to receive all or a portion of the value of the quarterly retainer in the form of stock-based fee award.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 15, 2005, Gail Vitulli discontinued service as our principal financial officer. Richard M. Levy was appointed to serve as interim Chief Financial Officer and Vice President-Finance, effective December 15, 2005. We plan to conduct a search for a Chief Financial Officer and expect an orderly transition of duties. Mr. Levy, 47, has been a financial consultant for a private consulting company since 2004 and has provided financial consulting services to us since July 2004. Mr. Levy served as Vice President and Corporate Controller of Safeco Insurance Company from July 2002 to May 2003. Mr. Levy served as Executive Vice President and Chief Financial Officer-Specialty Finance Segment, of Washington Mutual Bank from 2000 to 2002 and also served as Senior Vice President and Corporate Controller of Washington Mutual Corporation from 1998 to 2000. Mr. Levy’s principal occupation from May 2003 until July 2004 was ownership and financial management of a private construction company and he continues to act as chief financial officer of such company on a part time basis. Mr. Levy is a graduate of the University of California, Santa Barbara and a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: December 16, 2005	By:	/s/ Daniel O. Wilds
Daniel O. Wilds Chief Executive Officer and President

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